Exhibit 3.177

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “LAKEVIEW MEDICAL CENTER, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE NINTH DAY OF NOVEMBER, A.D. 1998, AT 9 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE SEVENTEENTH DAY OF DECEMBER, A.D. 2001, AT 10 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “LAKEVIEW MEDICAL CENTER, LLC” .

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State

2964398 8100H	AUTHENTICATION: 5126279

060958035	DATE: 10-18-06

CERTIFICATE OF FORMATION

OF

LAKEVIEW MEDICAL CENTER, LLC

Under Section 18-201 of the

Delaware Limited Liability Company Act

FIRST: The name of the limited liability company is Lakeview Medical Center, LLC (the “Company”).

SECOND: The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.

THIRD: The name and address of the Company’s registered agent for service of process is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of November 5, 1998.

By:	/s/ John M. Frank II
Name: John M. Frank II
Title: Authorized Person

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 11/09/1998 981430426 – 2964398

NY-246342

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:00 AM 12/17/2001 020038244 – 2964398

CERTIFICATE OF AMENDMENT

OF

Lakeview Medical Center, LLC

1.	The name of the limited liability company is Lakeview Medical Center, LLC.

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

The name and address of the registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Lakeview Medical Center, LLC this 10th day of December, 2001.

Lakeview Medical Center, LLC

/s/ Mary R. Adams
Mary R. Adams, Assistant Secretary